UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

Apollo Endosurgery, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35706	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 S. Capital of Texas Highway Building 1, Suite #300 Austin, Texas 78746 (Address of principal executive offices) (Zip Code)
(512) 279-5100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter):
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 
Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	APEN	The Nasdaq Global Market

Item 5.07    Submission of Matters to a Vote of Security Holders.

On June 6, 2019 Apollo Endosurgery, Inc. (the "Company") held its 2019 Annual Meeting. As of April 16, 2019, the record date for the 2019 Annual Meeting, there were a total of 21,844,279 shares of common stock outstanding and entitled to vote. At the 2019 Annual Meeting, 21,331,056 shares of the Company's common stock, or approximately 97.65% of the voting power of shares outstanding as of the record date, were represented in person or by proxy, constituting a quorum. The following proposals were adopted at the 2019 Annual Meeting by the margin indicated. Proxies for the 2019 Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.
(a) Proposal 1. To elect the three Class II nominees to the Board of Directors of the Company to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified, subject to their earlier resignation or removal.

Name	Votes For	Votes Withheld	Broker Non-Votes
Matthew S. Crawford	14,365,863	1,609	6,923,894
R. Kent McGaughy, Jr.	14,358,133	1,609	6,923,894
Bruce Robertson, Ph.D.	14,350,628	1,607	6,923,894

(b) Proposal 2. The selection of KPMG LLP to act as our independent registered public accounting firm for the year ending December 31, 2019 was ratified based upon the following votes:

Votes for	21,309,397
Votes against	14,368
Abstentions	7,291

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO ENDOSURGERY, INC.

Dated:	June 11, 2019
		By:	/s/ Todd Newton
		Name:	Todd Newton
		Title:	Chief Executive Officer